EXHIBIT 10.1

                                     FORM OF
                          Special Called Board Meeting
                               Board of Directors
                               Royal Finance, Inc.
                                  July 18, 2001

On July 18, 2001, at the corporate offices of Royal Finance, Inc. (the
"company") a special meeting of the board of directors, (the "meeting") was duly noticed and called and was held at 11:00 A.M. present at the meeting in person or telephonically was the members of the board of directors and persons, as follows:

Douglas Meyers, CEO and Chairman
Martin Bolodian, President and a Director
Lisa Wilde, Secretary
Leon Wilde, CFO and a Director

Upon motions presented, duly seconded and carried unanimously the following resolutions were adopted and ratified by the Company's Board.

RESOLVED

     That the company grant to President - Martin P. Bolodian, Secretary - Lisa
Wilde, Vice President - Eric Anderson, Chief Financial Officer - Leon P. Wilde,
Chief Executive Officer - Douglas Meyers, options exercisable to purchase shares as follows: 50,000 shares at a price of $1.00 per share.

     The options shall be exercisable until February 15, 2002 and may be exercised by payment of certified funds payable to the order of the company. The company reserves the right to cancel any options not previously exercised, in the event that the Grantee shall cease to provide services to the company as a loan officer or otherwise; and

FURTHER RESOLVED

     That the company file registration statement on Form S-8 under the
Securities Act of 1933, as amended (the "Act"), providing for the registration of the initial 60,000 shares for the following employees, Martin P. Bolodian
10,000 shares, Lisa Wilde 10,000 shares, Leon Wilde 10,000 shares, Eric Anderson
2,500 shares, Douglas Meyers 17,000 shares, Sherry A. Muller 2,500 shares, Lydia
O. Salas 3,000 shares, Richard P. Greene 5,000 shares, and the company may determine in the discretion of management to amend the Form S-8 in compliance with the Act for additional shares and option shares; and

FURTHER RESOLVED

     That the company by the action taken at this meeting its counsel to prepare and file a Registration Statement on Form S-8 with the SEC for the registration of the shares underlying the 250,000 options granted to Grantees and direct that its counsel, Richard Greene, issue an opinion under the Act with respect to the
Registration Statement. These instructions and authorization are given to Mr.
Greene based upon the representations of the company that: it is current under the reporting requirements under an employee stock option plan ("ESOP"), and the
Grantee is providing bona fide services to the company in connection with its business other that in connection with the offer and sale of securities in a capital raising transaction, and Grantees is not a stock promoter or engaged in maintaining a marketing in the company's securities.

There being no further business the meeting adjourned at 12:00 P.M.

/s/ Douglas Meyers                                  /s/ Martin Bolodian
Douglas Meyers, Chairman & CEO                      Martin Bolodian, President

/s/ Lisa Wilde
Lisa Wilde, Secretary